Exhibit 99.1

Cerner Reports First Quarter 2020 Results
Solid First Quarter Results Despite Initial Impact from COVID-19 Pandemic

KANSAS CITY, Mo. - April 28, 2020 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2020 first quarter that ended March 31, 2020.

Bookings in the first quarter of 2020 were $1.09 billion, at the low end of the Company's expectations as the outbreak of the COVID-19 pandemic in mid-March caused the volume of contracts to be lower than normal in the last two weeks of the quarter.

First quarter 2020 revenue was $1.41 billion, an increase of 2 percent compared to $1.39 billion in the first quarter of 2019 and slightly below the company's expectations due to the lower level of bookings in the quarter as well as travel restrictions implemented by the company in response to the pandemic.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, first quarter 2020 net earnings were $147 million and diluted earnings per share were $0.47. First quarter 2019 GAAP net earnings were $166 million and diluted earnings per share were $0.51.

Adjusted Net Earnings for first quarter 2020 were $223 million, compared to $199 million of Adjusted Net Earnings in the first quarter of 2019. Adjusted Diluted Earnings Per Share were $0.71 in the first quarter of 2020, in line with the Company's expectations and up 16 percent compared to $0.61 of Adjusted Diluted Earnings Per Share in the year-ago quarter.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP net earnings or GAAP diluted earnings per share, respectively, as measures of Cerner's performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Please see the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results," where our non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures.

Other Highlights:

▪First quarter operating cash flow of $284 million and Free Cash Flow of $160 million. Free Cash Flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. Please see the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results."

▪First quarter days sales outstanding of 74 days, up from 72 days in the fourth quarter and down from 76 days in the year-ago quarter.

▪Total backlog of $13.47 billion.

"I am pleased with our solid first quarter results despite the initial impact of the COVID-19 pandemic," said Brent Shafer, Chairman and CEO. "More importantly, I am proud of the efforts of Cerner associates as they quickly adapted to the challenges presented by the pandemic while maintaining an unwavering focus on supporting our clients on the frontlines. While we expect the pandemic to continue affecting our results, we currently believe that the largest impact will occur in second quarter 2020 and expect resiliency in our future financial performance."

Future Period Guidance
Cerner currently expects:

▪Second quarter 2020 revenue between $1.340 billion and $1.390 billion.

▪Full year 2020 revenue between $5.550 billion and $5.700 billion, down from a prior range of $5.725 billion to $5.975 billion.

▪Second quarter 2020 Adjusted Diluted Earnings Per Share between $0.60 and $0.64.*

▪Full year 2020 Adjusted Diluted Earnings Per Share between $2.78 and $2.90, down from a prior range of $3.09 to $3.19.*

▪Second quarter 2020 new business bookings between $1.000 billion and $1.200 billion.

The future period guidance provided above reflects the Company's current expectation that the largest impact from the COVID-19 pandemic will occur in the second quarter and that project and sales activity will begin to improve in the second half of the year assuming the impact of the pandemic and related restrictive measures subside during the second quarter. The Company currently believes project and sales activity projected before the pandemic will still occur, but it will occur over a longer period of time than originally anticipated. There is still considerable uncertainty regarding the duration and magnitude of the impact of the COVID-19 pandemic, so the Company's forward-looking statements are subject to a higher than normal amount of risk. In particular, the pandemic and related restrictive measures have created significant economic uncertainty, the ultimate impact of which is unknown at this time, which could adversely affect the Company's future operational and financial performance.

*Future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results." Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this non-GAAP guidance to the most comparable GAAP measures.

Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on the Company's results and outlook at 3:30 p.m. CT on April 28, 2020. On the call, Cerner will discuss its first quarter 2020 results and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678) 509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration.

An audio webcast will be available live and archived on Cerner's website at www.cerner.com under the About Us section (click Investor Relations, then Presentations and Webcasts).

About Cerner
Cerner's health technologies connect people and information systems in thousands of worldwide facilities dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers an integrated clinical and financial system to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com, The Cerner Blog, The Cerner Podcast or connect on Facebook, Instagram, LinkedIn or Twitter. Nasdaq: CERN. Smarter Care. Better Outcomes. Healthier You.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words "expects", "guidance", "position", "believe", "expectations", "plan", "outlook", "future", "approximately", "target", "opportunity", "projections", "aim", "think" or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. For example, our forward-looking statements include statements regarding future period guidance. Factors that could cause or contribute to such differences include, but are not limited to the possibility of significant costs and reputational harm related to product and service-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities, or those of third parties with whom we have contracted (such as public cloud providers), that could expose us to significant costs and reputational harm; the possibility of increased expenses, exposure to legal claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security or the IT security of third parties on which we rely; material adverse resolution of legal proceedings or other claims or reputational harm stemming from negative publicity related to such claims or legal proceedings; risks associated with our global operations, including without limitation greater difficulty in collecting accounts receivable; risks associated with fluctuations in foreign currency exchange rates; changes in tax laws, regulations or guidance that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; risks associated with the unexpected loss or recruitment and retention of key personnel or the failure to successfully develop and execute succession planning to assure transitions of key associates and their knowledge, relationships and expertise; risks related to our dependence on strategic relationships and third party suppliers, including any impact to the business of such suppliers resulting from the COVID-19 pandemic; risks inherent with business acquisitions or strategic investments and the failure to achieve projected synergies; risks associated with volatility and disruption resulting from global economic or market conditions, including any impact thereon resulting from events such as the COVID-19 pandemic; significant competition and our ability to anticipate or respond quickly to market changes, changing technologies and evolving pricing and deployment methods and to bring competitive new solutions, devices, features and services to market in a timely fashion; managing growth in the new markets in which we offer solutions, health care devices or services; long sales cycles for our solutions and services; risks inherent in contracting with government clients, including without limitation, complying with strict compliance and disclosure obligations, navigating complex procurement rules and processes, and defending against bid protests; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; the potential for losses resulting from asset impairment charges; changing political, economic, regulatory and judicial influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; non-compliance with laws, government regulation or certain industry initiatives or failure to deliver solutions or services that enable our clients to comply with laws or regulations applicable to their businesses; variations in our quarterly operating results; potential variations in our sales forecasts compared to actual sales; inability to achieve expected operating efficiencies and sustain or improve operating expense reductions; risks that Cerner's revenue growth may be lower than anticipated and/or that the mix of revenue shifts to low margin revenue; and risk that our capital allocation strategy will not be fully implemented or enhance long-term shareholder value; and the extent to which the COVID-19 pandemic and measures taken in response thereto could adversely affect our financial condition, future bookings and results of operations, including risks associated with the impact of the COVID-19 pandemic on collecting accounts receivable. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Misti Preston, (816) 299-2037, misti.preston@cerner.com
Cerner's Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended March 31, 2020 and March 30, 2019
(unaudited)

(In thousands, except per share data)	Three Months Ended
	2020	2019

Revenues	$1,411,741	$1,389,877
Costs of revenue	254,416	253,204

Margin	1,157,325	1,136,673

Operating expenses
Sales and client service	636,649	640,187
Software development	185,320	180,361
General and administrative	139,852	96,196
Amortization of acquisition-related intangibles	17,128	21,985
Total operating expenses	978,949	938,729

Operating earnings	178,376	197,944

Other income, net	5,595	8,432

Earnings before income taxes	183,971	206,376
Income taxes	(36,812)	(40,157)

Net earnings	$147,159	$166,219

Basic earnings per share	$0.48	$0.51

Basic weighted average shares outstanding	309,657	324,573

Diluted earnings per share	$0.47	$0.51

Diluted weighted average shares outstanding	312,240	327,003

Note 1: Our revenues by business model for the three months ended March 31, 2020 and March 30, 2019 were as follows:

(In thousands)	Three Months Ended
	2020	2019

Licensed software	$158,032	$154,477
Technology resale	51,487	55,540
Subscriptions	94,385	84,291
Professional services	511,346	490,439
Managed services	309,354	304,393
Support and maintenance	273,681	276,963
Reimbursed travel	13,456	23,774

Total revenues	$1,411,741	$1,389,877

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the three months ended March 31, 2020 and March 30, 2019
(unaudited)

ADJUSTED OPERATING EXPENSES

(In thousands)	Three Months Ended
	2020	2019

Operating expenses (GAAP)	$978,949	$938,729

Share-based compensation expense	(35,387)	(21,589)
Acquisition-related amortization	(17,128)	(21,097)
Organizational restructuring and other expense	(40,785)	(2,392)
COVID-19 related expense	(1,975)	—

Adjusted Operating Expenses (non-GAAP)	$883,674	$893,651

ADJUSTED OPERATING EARNINGS AND ADJUSTED OPERATING MARGIN

(In thousands)	Three Months Ended
	2020	2019

Operating earnings (GAAP)	$178,376	$197,944

Share-based compensation expense	35,387	21,589
Acquisition-related amortization	17,128	21,097
Organizational restructuring and other expense	40,785	2,392
COVID-19 related expense	1,975	—

Adjusted Operating Earnings (non-GAAP)	$273,651	$243,022

Operating Margin (GAAP)	12.64%	14.24%

Adjusted Operating Margin (non-GAAP)	19.38%	17.49%

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	Three Months Ended
	2020	2019

Net earnings (GAAP)	$147,159	$166,219

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	35,387	21,589
Acquisition-related amortization	17,128	21,097
Organizational restructuring and other expense	40,785	2,392
COVID-19 related expense	1,975	—
Investment gains	(477)	—

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	(17,259)	(8,771)
Share-based compensation permanent tax items	(5,311)	(3,997)
Valuation allowance on net operating loss carryforwards	3,318	—

Adjusted Net Earnings (non-GAAP)	$222,705	$198,529

Diluted weighted average shares outstanding	312,240	327,003

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.71	$0.61

FREE CASH FLOW

(In thousands)	Three Months Ended
	2020	2019

Cash flows from operating activities (GAAP)	$283,506	$317,266
Capital purchases	(49,248)	(119,261)
Capitalized software development costs	(73,855)	(74,551)
Free Cash Flow (non-GAAP)	$160,403	$123,454

Cash flows from investing activities (GAAP)	$(136,611)	$(183,655)

Cash flows from financing activities (GAAP)	$(295,961)	$(6,991)

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Expenses, Adjusted Operating Earnings, Adjusted Operating Margin, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business, and for management compensation purposes.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Expenses - Consists of GAAP operating expenses adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, and (iv) COVID-19 related expense.

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, and (iv) COVID-19 related expense.

Adjusted Operating Margin - Consists of Adjusted Operating Earnings, as defined above, divided by revenues, in the applicable period; the result presented as a percentage.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) COVID-19 related expense, (v) investment gains, (vi) the income tax effect of the aforementioned items, (vii) share-based compensation permanent tax items, and (viii) a valuation allowance on net operating loss carryforwards.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of GAAP cash flows from operating activities, less capital purchases and capitalized software development costs.

Adjustments included in the calculations above are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended
	2020	2019

Sales and client service	$14,902	$10,671
Software development	4,269	5,156
General and administrative	16,216	5,762
Total share-based compensation expense	$35,387	$21,589

Acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisitions of the Health Services business in February 2015 and AbleVets in October 2019. We exclude acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Organizational restructuring and other expense - Consists of certain charges incurred in connection with our operational improvement initiatives. Expenses in connection with these efforts may include, but are not limited to, consultant and other professional services fees, employee separation costs, contract termination costs, and other such related expenses. We exclude organizational restructuring and other expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. Organizational restructuring and other expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended
	2020	2019

Sales and client service	$933	$—
General and administrative	39,852	2,392
Total organizational restructuring and other expense	$40,785	$2,392

COVID-19 related expense - Consists of certain charges incurred that we can clearly and objectively attribute to the impact of the ongoing Coronavirus disease pandemic ("COVID-19"). These charges include expenses incurred related to trade shows for which we withdrew our participation and expenses associated with incremental cleaning and sanitation efforts for facility space that may have been exposed to the virus. We exclude COVID-19 related expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. COVID-19 related expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended
	2020	2019

Sales and client service	$1,955	$—
General and administrative	20	—
Total COVID-19 related expense	$1,975	$—

Investment gains - Consists of an unrealized gain of $477 thousand recognized in the first quarter of 2020 on one of our equity investments, which was accounted for in accordance with Accounting Standards Codification Topic 321, Investments-Equity Securities. We have excluded this gain as we believe the amount of such gain does not directly correlate to the underlying performance of our business operations in the period recorded. Such gain is included in our Condensed Consolidated Statements of Operations in the caption "Other income, net."

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period, adjusted for the impact of a valuation allowance on net operating loss carryforwards of $3,318 thousand recorded in the first quarter of 2020 as described below, is applied to pre-tax adjustments for Adjusted Net Earnings.

Share-based compensation permanent tax items - Consists of permanent items impacting the Company's income tax provision related to our share-based compensation arrangements, including net excess tax benefits recognized upon the exercise of stock options. We exclude such items as we believe the amount of such items in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

Valuation allowance on net operating loss carryforwards - Consists of a valuation allowance recorded against certain deferred tax assets related to net operating loss carryforwards in a non-U.S. tax jurisdiction where certain strategic decisions associated with our operational improvement initiatives have made it more likely than not that such deferred tax assets will not be realized. We have excluded this charge as we believe the amount of such expense does not directly correlate to the underlying performance of our business operations in the period recorded. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2020 and December 28, 2019
(unaudited)

(In thousands)	2020	2019

Assets
Current assets:
Cash and cash equivalents	$285,412	$441,843
Short-term investments	113,363	99,931
Receivables, net	1,151,028	1,139,595
Inventory	23,457	23,182
Prepaid expenses and other	390,346	392,073

Total current assets	1,963,606	2,096,624

Property and equipment, net	1,835,138	1,858,772
Right-of-use assets	128,095	123,155
Software development costs, net	954,201	939,859
Goodwill	881,092	883,158
Intangible assets, net	350,187	364,439
Long-term investments	411,793	419,419
Other assets	212,318	209,196

Total assets	$6,736,430	$6,894,622

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$295,950	$273,440
Deferred revenue	316,611	360,025
Accrued payroll and tax withholdings	248,853	245,843
Other current liabilities	157,072	148,140

Total current liabilities	1,018,486	1,027,448

Long-term debt	1,338,417	1,038,382
Deferred income taxes	378,530	377,657
Other liabilities	137,918	133,807

Total liabilities	2,873,351	2,577,294

Shareholders' Equity:
Common stock	3,702	3,676
Additional paid-in capital	2,054,252	1,905,171
Retained earnings	6,022,256	5,934,909
Treasury stock	(4,057,768)	(3,407,768)
Accumulated other comprehensive loss, net	(159,363)	(118,660)

Total shareholders' equity	3,863,079	4,317,328

Total liabilities and shareholders' equity	$6,736,430	$6,894,622

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2020 and March 30, 2019
(unaudited)

	Three Months Ended
(In thousands)	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$147,159	$166,219
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	172,646	166,671
Share-based compensation expense	35,031	19,860
Provision for deferred income taxes	10,449	3,998
Investment gains	(477)	—
Changes in assets and liabilities:
Receivables, net	(22,774)	13,789
Inventory	(296)	928
Prepaid expenses and other	(13,681)	(13,318)
Accounts payable	8,539	(10,891)
Accrued income taxes	1,105	4,256
Deferred revenue	(42,310)	(61,547)
Other accrued liabilities	(11,885)	27,301

Net cash provided by operating activities	283,506	317,266

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital purchases	(49,248)	(119,261)
Capitalized software development costs	(73,855)	(74,551)
Purchases of investments	(39,194)	(90,953)
Sales and maturities of investments	36,112	110,104
Purchase of other intangibles	(9,682)	(8,994)
Acquisition of business, net of cash acquired	(744)	—

Net cash used in investing activities	(136,611)	(183,655)

CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term debt issuance	300,000	—
Proceeds from exercise of stock options	118,203	15,281
Payments to taxing authorities in connection with shares directly withheld from associates	(4,517)	(1,730)
Treasury stock purchases	(650,000)	(20,542)
Dividends paid	(56,047)	—
Other	(3,600)	—

Net cash used in financing activities	(295,961)	(6,991)

Effect of exchange rate changes on cash and cash equivalents	(7,365)	2,415

Net increase (decrease) in cash and cash equivalents	(156,431)	129,035
Cash and cash equivalents at beginning of period	441,843	374,126

Cash and cash equivalents at end of period	$285,412	$503,161